OPINION OF THE DAYTON POWER AND LIGHT COMPANY ASSISTANT GENERAL COUNSEL

November 8, 2019
The Dayton Power and Light Company
1065 Woodman Drive
Dayton, OH 45432

Re:	The Dayton Power and Light Company Registration Statement on Form S-4
Ladies and Gentlemen:
I am the Assistant General Counsel of The Dayton Power and Light Company, an Ohio corporation (the “Company”), and am acting as counsel to the Company in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by the Company of up to $425,000,000 aggregate principal amount of its 3.95% First Mortgage Bonds due 2049 (the “New Bonds”). The New Bonds will be offered by the Company in exchange for $425,000,000 aggregate principal amount of its outstanding 3.95% First Mortgage Bonds due 2049, which have not been registered under the Securities Act. The New Bonds will be issued pursuant to the provisions of the First and Refunding Mortgage dated as of October 1, 1935, as amended and supplemented from time to time and as amended and supplemented by a Fifty-Second Supplemental Indenture dated as of June 6, 2019 relating to the New Bonds, between The Bank of New York Mellon Trust Company, N.A. and the Company. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.
 In rendering my opinions expressed below, I have examined such certificates, corporate and public records, instruments and other documents and reviewed such matters of law as I have considered necessary and appropriate. In my examination of the foregoing, I have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity and completeness of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, (v) the authenticity and completeness of the originals of such latter documents, and (vi) that each certificate, record, instrument and other document issued by any governmental authority is accurate and complete.

The Dayton Power and Light Company Registration Statement on Form S-4
November 8, 2019

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:
1.    The Company is validly existing as a corporation in good standing under the laws of the State of Ohio and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease or operate its properties and to issue the New Bonds.
2.    The Company has duly authorized the issuance of the New Bonds.

My opinion as to the valid existence and good standing of the Company set forth in paragraph 1 above is based solely on my review and examination of the certificate issued by the Ohio Secretary of State regarding the legal existence and corporate good standing of the Company in the State of Ohio.
I am a member of the bar of the State of Ohio and my opinion is limited to the laws of the State of Ohio.
This opinion letter has been prepared for use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.
The opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.
I hereby consent to reliance on this opinion letter and the opinions provided herein by Davis Polk & Wardwell LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

            I hereby consent to the references in the Registration Statement to my name and my position as Assistant General Counsel of the Company under the caption “Validity of Securities”, and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Brian Hylander

Brian Hylander
Assistant General Counsel
The Dayton Power and Light Company